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                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                             SOMERSET HILLS BANCORP
                                       AND
                            STEWART E. MC CLURE, JR.


     THIS AGREEMENT, by and between Somerset Hills Bancorp, a New Jersey corporation, having its principal office located at 155 Morristown Road, Bernardsville, New Jersey 07924 (hereinafter referred to as the "Employer"), and Stewart E. McClure, Jr., residing at 90 Spring Hill Road, Mendham, New Jersey 07945 (hereinafter referred to as the "Employee").

                                    RECITALS

     WHEREAS, the Employer and the Employee have agreed upon the terms and conditions by which the Employee will be employed; and

     WHEREAS, the Employee represents to his knowledge, that he is not restricted from accepting employment with the Employer by any agreement, judgment or for any other reason; and

     WHEREAS, the Employer and the Employee have agreed to formalize the terms and conditions of the Employee's employment with the Employer.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Employer and the Employee do hereby agree as follows:

     I. TERM OF EMPLOYMENT AND DUTIES

     1.1 The Employee shall serve as Vice Chairman, President, Chief Executive Officer and Chief Operating Officer of the Employer, as well as Vice Chairman and Chief Executive Officer of its wholly owned subsidiary, The Bank of the Somerset Hills (the "Bank"), and Employee hereby accepts said employment and agrees to render such services to the Employer beginning March 19, 2001, on the terms and conditions set forth in this Agreement. In addition, the Employer shall cause the Employee to immediately become a member of the Board of Directors of both the Employer and the Bank as well as a



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member of the Executive Committee of each of those Boards and to remain a member of such Boards and Executive Committees throughout the term of this Agreement, including any Renewal Periods. The initial term of employment under this Agreement shall commence on March 19, 2001 (the "Commencement Date"), and shall terminate three (3) years from the Commencement Date (the "Initial Employment Period"). Unless either party gives six (6) months prior written notice of nonrenewal (a "Notice of Nonrenewal"), this Agreement shall automatically be extended for an additional one (1) year period, and, for one (1) year periods thereafter (collectively the "Renewal Period(s)"). Notices shall be sent by Certified Mail, Return Receipt Requested as follows:

                                 To the Employer

                             Somerset Hills Bancorp
                               155 Morristown Road
                             Bernardsville, NJ 07924
                            Attn: Board of Directors

                                 To the Employee

                             Stewart E. McClure, Jr.
                               90 Spring Hill Road
                                Mendham, NJ 07945

     During the term of this Agreement the annual compensation of Employee shall be no less than the base salary ("Base Salary") for the immediately preceding 12 months. (The Employees' Base Salary, together with any cash bonus which may be awarded to Employee, hereafter called "Total Compensation"). References herein to the term of this Agreement shall refer both to the Initial Employment Period and any Renewal Periods.

     If proper Notice of Nonrenewal is sent effective at the end of the Initial Term or any Renewal Period, this Agreement shall terminate at the end of the then current term without any liability of the parties hereto to the other except for performance of their respective obligations under this Agreement and other obligations owed arising out of the employment relationship which may be imposed and/or required by applicable law.


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     1.2 During the term of this Agreement, the Employee shall perform such executive services for the Employer that are consistent with his titles as may from time to time be assigned to him by the Employer's Board of Directors.

     1.3 During the term of this Agreement, Employee shall not be engaged in gainful employment for any other employer and shall devote his full time, energy, skill and attention to the performance of his duties and responsibilities and shall perform them diligently, loyally and competently.

     II. COMPETITIVE ACTIVITIES

     2.1 Employee agrees that during the term of his employment hereunder, except with the express written consent of the Board of Directors of the Employer, he will not, directly or indirectly, engage in or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Employer; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions of not more than five percent (5% ) of its outstanding capital stock, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

     2.2 Restrictive Covenants.

          1. Non-Solicitation of Customers. For a period of one (1) year from the date of termination, Employee will not actively solicit or induce any person, corporation, or other entity that is a customer of Employer or Bank to become a customer of any other person, firm, corporation, or other entity which directly or indirectly competes with Employer, or approach any such person, firm, corporation, or other entity for such purpose or authorize or knowingly approve the taking of such actions by other persons, without the prior written consent of Employer. This shall not be deemed to prohibit (i) responding to


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     requests for service initiated by customers of Employer, (ii) solicitation of the public at large through television, radio, newspapers, magazines, newsletters or Internet home pages, or (iii) resolicitation by the competitor of persons, firms, corporations or other entities who were customers of both Employer and the competitor on the date hereof for those services provided to the customer by the competitor on the date hereof.

          2. Non-Solicitation of Employees. For a period of one (1) year from the date of termination, Employee will not solicit or induce any person who is an employee of Employer or was such at any time within three months prior to the date hereof to become employed by any other person, firm or corporation or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons, without the prior written consent of Employer.

          3. Non-Disclosure of Proprietary Information. Employee acknowledges that during the course of Employee's employment with Employer, Employee received, obtained or became aware of or had access to proprietary information, lists and records of customers and trade secrets which are the property of Employer and which are not known by competitors or generally by the public ("Proprietary Information") and recognizes such Proprietary Information to be valuable and unique assets of Employer. For purposes of this subparagraph: (i) Proprietary Information is deemed to include, without limitation, (A) marketing materials, marketing manuals, policy manuals, procedure manuals, policy and procedure manuals, operating manuals and procedures and product documentation, (B) all information about pricing, products, procedures, practices, business methods, systems, plans, strategies or personnel of Employer, (C) circumstances surrounding the relationships with knowledge of, or information about the customers, clients and accounts of Employer, including, but not limited to, the identity of current active


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     customers or prospects who have been contacted by Employer, the expiration dates and other terms of loans or deposit or other banking relationships, details or special product provisions or special combinations of products, or special prices, and (D) all other information about Employer which has not been disclosed in documents filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by Employer, whether or not that information is recorded and notwithstanding the method of recordation, if any; and (ii) Proprietary Information is deemed to exclude all information legally in the public domain. Employee agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, without the prior written consent of Employer or to use for Employee's benefit or the benefit of any person, firm, corporation or other entity (other than Employer) any Proprietary Information, and to use Employee's best efforts to prevent such prohibited use or disclosure by any other persons. Employee has returned all Proprietary Information in Employee's possession or control of Employee.

     4. Remedies. Employee hereby acknowledges that Employee's duties and responsibilities under this Paragraph 2.2 are unique and extraordinary and that irreparable injury may result to Employee in the event of a breach of the terms and conditions of this Paragraph 2.2, which may be difficult to ascertain, and that the award of damages would not be adequate relief to Employer. Employee therefore agrees that in the event of Employee's breach of any of the terms or conditions of this Paragraph 2.2, Employer shall have the right to such equitable relief as may be appropriate under the circumstances, in addition to any other remedies to which the Employer may be entitled at law.


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     III. COMPENSATION AND OTHER BENEFITS

     3.1 Compensation. For the first year of the Initial Employment Period, ("IEP"), Employer shall pay Employee a Base Salary at the rate of $175,000 per year, as well as a cash bonus in an amount to be decided by the Employer but which shall not be less than $25,000, payable no later than the last day of the first year of the IEP. Both Base Salary as well as the cash bonus for each subsequent year of the IEP and the Renewal Periods shall be as determined by the Board of Directors of the Employer but Base Salary shall always be in an amount equal to or greater than the amount paid as Base Salary during the previous year increased (but not decreased) by a percentage equal to the percentage increase in the Consumer Price Index for all urban consumers for New York, New York, Northeastern New Jersey (1982-84 = 100), as issued by the Bureau of Labor Statistics of the U.S. Department of Labor ("CPI"), from the first day of the immediately preceding twelve months of employment to the first day of the then current term. The Base Salary shall be payable in equal weekly installments or in such other installments as may be agreed upon by the Employer and Employee.

     3.2 Options. Subject to necessary approvals, the Employer shall adopt a Stock Option Program known as the Somerset Hills Bancorp 2001 Combined Stock Option Plan (`Program"). Pursuant to the terms of the Program, Employer shall cause its Human Resources Committee to grant to Employee, at no cost to him, options to purchase 100,000 shares of the Employer's common stock as of the date of such grant, which shall be the date of this Agreement, the maximum allowable number of which shall be incentive stock options ("ISO's"), as defined in
Section 422 of the Internal Revenue Code of 1986 as amended ("Code") and the remainder of which shall be nonqualified stock options. Of that amount, options for 50,000 shares (including all ISO's) will vest immediately. Options for the remaining 50,000 shares shall vest 25,000 on the first anniversary and 25,000 on the second anniversary of Employee's employment provided the Employee has not been terminated for just cause as defined in this Agreement. Options will be available after stockholder approval which is anticipated in April, 2001. The options shall not otherwise be contingent on any event, and shall be non-assignable and non-transferable other


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than by will or the laws of descent and distribution, but shall be subject to the six month holding period set forth in the Program. The exercise price shall be the price as set forth in the Program. Notwithstanding the foregoing, the aforesaid options shall immediately vest and become exercisable on an accelerated basis upon the occurrence of any of the following events: (i) the death or incapacity of Employee, (ii) change of control of the Employer as defined in Section 7.6 (b) hereof, or (iii) termination of employment by the Employer other than for "just cause" pursuant to Section 7.1 hereof.

     If the Program is never adopted for any reason, or if the options to be granted to Employee hereunder are otherwise unavailable to Employee, the Employer shall grant Employee other nonqualified stock options under the same pricing and other terms as the options which would have been available under the Program.

     The exercise price for any shares shall be paid in full in cash at the time an option is exercised or by such other method as may be permitted by the Program from time to time. Promptly after the exercise of an option and the payment of the full option price, Employee shall be entitled to the issuance of a stock certificate evidencing his ownership of such shares. Employee shall have none of the rights of a shareholder until shares are issued to him.

     The shares subject to the options and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of stock subsequent to the date hereof resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in the number of such issue of shares effected without receipt of consideration by Employer. If Employer shall be the surviving corporation in any merger or consolidation, any such option shall pertain, apply, and relate to the securities to which a holder of the number of shares of stock subject to the option would have been entitled to receive in exchange for his shares of stock in the Employer in such merger or consolidation.

     3.3 Life Insurance. Employer shall maintain at its sole expense one or more life insurance


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policies on Employee's life with a face value totaling two (2) times Employee's
Base Salary for the most recently completed year of employment, with the beneficiary or beneficiaries to be selected by Employee. Such policy or policies shall be in addition to any life insurance provided as part of the fringe benefits to which Employee is entitled pursuant to Section IV of this Agreement.

     3.4 401(K) Plan. Employee shall become eligible for full participation in Employer's 401(K) Plan in accordance with the terms of such plan and, if permitted under such plan, Employer will waive any waiting periods for participation.

     IV. PARTICIPATION IN RETIREMENT AND MEDICAL PLANS; FRINGE BENEFITS,
VACATIONS

     4.1 The Employee shall be entitled to participate in all plans and benefit programs of the Employer in effect for its executive personnel from time to time, including, but not limited to pension, profit-sharing, or other retirement benefits and life, medical, dental and disability insurance and hospitalization or reimbursement plans, or other plans that the Employer may hereafter adopt for the benefit of their employees. The foregoing notwithstanding, Employee's severance benefits shall be limited solely to those severance benefits expressly provided for in this Agreement.

     4.2 Employee shall be entitled to five (5) weeks' vacation each year, three floating holidays plus reasonable sick days. Employee shall be permitted to carry over any vacation time that was not taken during the preceding calendar year for one additional year.

     4.3 (a) If the Employee shall become disabled or incapacitated to the extent that he is unable to perform any of his material duties, he shall nevertheless continue to receive the following percentages of his Base Salary, in addition to any benefits which may be in effect for employees of the Employer under Section 4.1 of this Agreement, for the following periods of his disability: 100% for the first 6 months, 60% for the next 6 months, and 50% thereafter for the remaining portion of the current employment term (Employee may also purchase increased benefits at his own expense). Upon returning


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to active duty, the Employee's full Base Salary as set forth in this Agreement shall be reinstated. In the event that said Employee returns to active employment on other than a full-time basis, then his Base Salary (as set forth in Section 3.1 of this Agreement) shall be reduced in proportion to the time spent in said employment.

     4.3 (b) There shall be deducted from the amounts paid to Employee hereunder during any period of disability, as described in Section 4.3(a) hereof, any amounts actually paid to Employee pursuant to any disability insurance or other similar such program which the Employer has instituted or may institute on behalf of their employees for the purpose of compensating Employee in the event of disability, including workmen's compensation benefits and social security disability benefits and for which the Employer has paid. Employee shall have the duty to apply for such benefits and shall provide to the Employer the right to set off from any amounts so received the amount of payments made hereunder.

     4.3 (c) For purposes of this Agreement, Employee shall be deemed disabled or incapacitated if the Employee, due to physical or mental illness, shall have been absent from his duties with the Employer on a full-time basis for six consecutive months during which time Employee will be paid in full; provided, that if Employee shall not agree with a determination to terminate him because of disability or incapacity, the question of the Employee's ability shall be submitted to an impartial and reputable physician selected by the parties hereto and such physician's determination on the question of disability or incapacity shall be binding.

     4.4 If Employee's employment hereunder is terminated by reason of his death, then:

         (a) The Employer will pay Employee's beneficiary or beneficiaries, or his estate, as the case may be, the Employee's Base Salary for a period equal to the longer of (a) 60 days or (b) the end of the calendar quarter in which the death occurs.

         (b) The Employer will cause to be continued, at the Employer's expense, medical and


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dental insurance, hospitalization and reimbursement plans, and other health plans adopted by the Employer for the benefit of its Employees from time to time, substantially identical to the coverage maintained by the Employee, for the members of Employee's immediate family. This coverage will cease twelve (12) months from the date of death.

         (c) Employee's beneficiary or beneficiaries, or his estate, as the case may be, will have a period of up to twelve (12) months (or such longer period as may be specified in the Program or applicable option agreement) from the date of death within which to exercise any outstanding options Employee held at the time of his death for the purchase of any securities of the Employer, all of which options will become fully vested and exercisable by said beneficiary, beneficiaries or estate on the date of his death. Such options will expire at the end of the twelve (12) month period (or such longer period as may be specified in the Program or applicable option agreement).

     V. ADDITIONAL COMPENSATION AND BENEFITS

     5.1 During the term of the Agreement, Employee will be entitled to participate in and receive the benefits of any stock option, profit sharing, or other plans, benefits and privileges given to employees and executives of the Employer or their subsidiaries and affiliates which may come into existence hereafter, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employer or any Committee of such Board or of the Employer selected for such purpose; and, to the extent Employee is otherwise eligible and-qualifies, to so participate in and receive such benefits or privileges. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (Senior Vice President or above) of the Employer and does not result in a proportionately greater adverse change in the rights of or benefits to Employee as compared with any other executive officer of the Employer. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of Total Compensation payable to Employee pursuant to Section 3.1 hereof.


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     VI. EXPENSES

     6.1 Employer shall at its sole expense provide Employee with an automobile, or an appropriate allowance. Maintenance, taxes, insurance and all other operating costs shall be paid by Employer. Employer shall reimburse the Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance or in connection with the business of the Employer including, but not by way of limitation, traveling expenses, and all reasonable entertainment expenses (whether incurred at the Employee's residence, while traveling, or otherwise) subject to such reasonable limitations as may be established by the Board of Directors of the Employer. Employer shall also, at its expense, pay the Employee's reasonable annual membership dues and business-related expenses at the Employee's golf club. If such expenses are paid in the first instance by Employee, Employer will reimburse the Employee therefor. The Employee shall be entitled to receive reimbursement for such expenses incurred by him in connection with the performance of his duties herein within fifteen (15) days after delivery by him of an itemized statement.

     VII. TERMINATION

     7.1 The Employer shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 7.6(c) hereunder, to terminate Employee's employment hereunder, for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for willful misconduct, breach of fiduciary duty to the Employer or the Bank involving personal profit, conviction of a felony, or willful violation of any material law, rule or regulation (other than traffic violations or similar offenses), removal of the Employee from office and/or permanent prohibition of Employee from participating in the conduct of the Employer's affairs by an order issued by the FRB or by the Department, willful violation of a final cease-and-desist order, willful or intentional breach by Employee of his duties hereunder, or persistent negligence or misconduct in the performance of such


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duties, all of which conduct must be significantly and demonstrably injurious to the Employer. For purposes of this paragraph, no act or failure to act on Employee's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer; provided, however, that any act or omission to act on the Employee's part in reliance upon an opinion of counsel to the Employer or counsel to the Employee shall not be deemed to be willful. Employee shall not be deemed to have been terminated for just cause unless and until there shall have been delivered to him a copy of a certification by a majority of the non-officer members of the Board of Directors of Employer finding that, in the good faith opinion of such majority, Employee was guilty of conduct which was deemed to be just cause and specifying the particulars thereof in detail, after reasonable notice to Employee and an opportunity for him, together with counsel to Employee, to be heard before such majority and to cure any such breach or failure to the reasonable satisfaction of the Employer.

     7.2 In the event employment is terminated for just cause pursuant to
Section 7.1 hereof, Employee shall have no right to compensation or other benefits for any period after such date of termination. If Employee is terminated by the Employer other than for just cause pursuant to Section 7.1 hereof and prior to a change in control of the Employer as defined in Section 7.6(b) hereof, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 7.7(a) and (c) hereof. If Employee is terminated by the Employer other than for just cause pursuant to Section 7.1 hereof or Employee's employment is terminated by death, and after a change in control of the Employer as defined in Section 7.6(b) hereof, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 7.7(b) and (c) hereof.

     7.3 Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of Section 7.6(c) hereof, to terminate his employment hereunder, but in such event, Employee shall have no right after the date of termination to compensation


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or other benefits as provided in this Agreement, unless such termination is for
Good Reason, as defined pursuant to Section 7.6(a) hereof. If Employee provides a Notice of Termination for Good Reason, as defined, the date of termination shall be the date on which a Notice of Termination is given.

     7.4 If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs pursuant to notice served by the Federal Reserve Board ("FRB") or by the Department of Banking and Insurance of the State of New Jersey ("Department"), the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. Total Compensation and benefits, however, shall continue to be paid to Employee unless FRB or Department cites personal conduct of Employee which would permit termination for just cause. If the charges in the notice are dismissed, and/or the notice from FRB or Department is rescinded, Employer shall: (i) pay Employee all of the benefits withheld while contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

     7.5 In the event that Employee is terminated in a manner which violates the provisions of Section 7.1, as determined by a court of competent jurisdiction, Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by Employee in challenging such termination. Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

     7.6 (a) Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) a proven failure by Employer to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by Employee to the Employer, or without Employee's express written consent, the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with the Employer; (B) subsequent to a change in control of the Employer as defined in Section 7.6(b) hereof and without Employee's express written consent, the


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assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with the Employer immediately prior to a change in control of the Employer, or a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Employer, any removal of Employee from, or any failure to re-elect Employee to, any of the positions held by Employee, except in connection with a termination of employment for just cause, disability, death or retirement or pursuant to Section 7.1 hereof, a reduction by the Employer in Employee's Total Compensation as in effect immediately prior to a change in control or as the same may be increased from time to time, or the requirement that Employee be relocated to an office which is more than 25 miles from the current principal executive office of the Employer, or the failure of the Employer to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Employee is participating at the time of a change in control of the Employer, or the taking of any action by the Employer which would adversely affect Employee's participation in or materially reduce Employee benefits under any of such plans unless specifically agreed by Employee in writing; (C) subsequent to a Change in Control, service on the Employee by the Employer of a Notice of Nonrenewal pursuant to Section 1.1; or (D) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (c) hereof (and for purposes of this Agreement, no such purported termination shall be effective).

         (b) For purposes of this Agreement, a "Change in Control" of the Employer shall be deemed to occur (i) upon a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 1a of Form 8-K promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); or (ii) if any "person" (including as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Employer and its subsidiaries or an employee benefit plan of the Employer (or any fiduciary thereof) or a corporation


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controlled by the Employer's shareholders in substantially the same character and proportions as their ownership of stock of the Employer, or an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's outstanding securities then entitled to vote for the election of directors; or (iii) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board the "Incumbent Board") cease for any reason to constitute at least a majority thereof (excluding, for purposes of this calculation, any director who dies during such period); provided, however, if the election or appointment of any new director was approved by the Incumbent Board, such new director shall constitute a member of the Incumbent Board; or (iv) if the Employer shall meet the delisting criteria of any exchange on which its shares are or become listed, or any successor exchange in respect of the number of publicly-held shares or the number of shareholders holding one hundred (100) shares or more; (v) if the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), (iii) or (iv) above or that the shareholders of the Employer receive or retain stock having less than 51% combined voting power of the company resulting from such transaction in substantially the same proportions as their prior ownership of the Employer.

         (c) Any termination of Employee's employment by the Employer or by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated (if applicable); (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the


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Employer's termination of Employee's employment for just cause pursuant to
Section 7.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given, or, in the case of Employee's termination of his employment pursuant to Section 7.3, in which case the date of termination shall be thirty (30) days from the date of notice; and (iv) be given in the manner specified in Section 8.3 hereof.

         (d) Employee shall not be required to mitigate the amount of any payment provided for in Section 7.7 by seeking other employment or otherwise.

     7.7 (a) In the event the Employee is terminated (including, without limitation, service by the Employer of a Notice of Nonrenewal pursuant to
Section 1.1), and it is finally determined that it was without just cause, or the Employee shall terminate his employment for Good Reason pursuant to Section 7.6, in each case prior to a Change in Control, Employee will immediately receive a lump sum payment equal to the greater of the remaining amount due him for the remaining term of the IEP, or two (2) times Base Salary plus two (2) times the bonus he received in the preceding contract year;

         (b) If Employee is terminated (including, without limitation, service by the Employer of a Notice of Nonrenewal pursuant to Section 1.1), other than for just cause, or Employee terminates his employment for Good Reason, in each case after a Change in Control occurs, Employee will immediately be entitled to a lump sum payment of three (3) times Base Salary and three (3) times the bonus he received in the preceding contract year provided however that if the Employee is employed by the Acquirer in a position and on terms acceptable to him after the change of control for at least 2 years, he shall only be immediately entitled to two and one-half (2 1/2) times Base Salary and bonus;

         (c) In the event the Employee is terminated without just cause, or there is a change of control and the Employee is not employed in a position and on terms acceptable to him after the change of control for at least two years, or Employee terminates his employment for Good Reason, Employee will be entitled to continue his medical and insurance coverage for two (2) years from


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termination, or until he receives medical or insurance coverage from a new employer; and will be entitled to continue receiving all automobile and club membership perquisites for a period of one (1) year.

     VIII. MISCELLANEOUS

     8.1 Anything to the contrary herein contained notwithstanding, the payment or obligation to pay any monies, or granting of any rights or privileges to Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that Employee now has under any plan or benefit presently outstanding.

     8.2 This Agreement may not be modified, changed, amended, or altered except in a writing signed by the Employee or by his duly authorized representative and by a duly authorized officer of the Employer.

     8.3 All notices given or required to be given herein shall be in writing or sent by United States first-class certified or registered mail, postage prepaid, to Employee (or to Employee's spouse or estate upon Employee's death) at Employee's last known address, and to the Employer at their principal offices. All such notices shall be effective when deposited in the mail in the manner specified in this Section 8.3. Either party by a notice in writing may change or designate the place for receipt of all such notices.

     8.4 No course of conduct between Employer and Employee and no delay or omission of Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power or
(ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.


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     IX. SUCCESSORS, NON-ASSIGNABILITY OF THE AGREEMENT

     9.1 This Agreement shall inure to the benefit of and be binding upon Employee and to the extent applicable, his heirs, assigns, executors, and personal representatives and Employer, and their respective successors and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.

     9.2 This Agreement is personal to each of the parties and none of the parties may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties.

     X. APPLICABLE LAW

     10.1 This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of New Jersey, except to the extent that such law may be preempted by applicable Federal law, including regulations, opinions or orders duly issued by the FRB ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law.

     10.2 In the event of any disputes concerning the interpretation, application or the performance or nonperformance of any rights or duties under this Agreement, the parties agree and hereby exclusively submit to the jurisdiction of the Superior Court of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the ____ day of ____________, 2001.

WITNESS: SOMERSET HILLS BANCORP



______________________________              By:_________________________________
                                            Name:
                                            Title:



WITNESS:


______________________________              ____________________________________
                                                    Stewart E. McClure, Jr.



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